As filed with the Securities and Exchange Commission on April 17, 2000
                                                      Registration No. 333-74621
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          INDIAN VILLAGE BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      PENNSYLVANIA                        6035                   34-1891199
(State or Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                             100 SOUTH WALNUT STREET
                               GNADENHUTTEN, OHIO
                                 (740) 254-4313
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 MARTY R. LINDON
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                          INDIAN VILLAGE BANCORP, INC.
                             100 SOUTH WALNUT STREET
                               GNADENHUTTEN, OHIO
                                 (740) 254-4313
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            PAUL M. AGUGGIA, ESQUIRE
                          VICTOR L. CANGELOSI, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840






                    SALE TO THE PUBLIC CONCLUDED JULY 1, 1999


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



      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 347,917 shares of the $.01 par value common stock (the "Common Stock") of Indian Village Bancorp, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated May 14, 1999 (the "Prospectus"). The remaining 445,583 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Direct Community Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Gnadenhutten, Ohio, on April 17, 2000.

Indian Village Bancorp, Inc.


By:   /s/ Marty R. Lindon
      ---------------------------------------
      Marty R. Lindon
      President, Chief Executive Officer
      and Director
      (duly authorized representative)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                        Title                             Date
    ----                        -----                             ----


/s/ Marty R. Lindon             President, Chief Executive     April 17, 2000
----------------------------    Officer and Director
Marty R. Lindon                 (principal executive
                                officer)


/s/ Lori S. Frantz              Vice President, Treasurer      April 17, 2000
----------------------------    and Chief Financial Officer
Lori S. Frantz                  (principal accounting and
                                 financial officer)


         *                      Chairperson of the Board
----------------------------
Rebecca S. Mastin


         *                      Vice Chairman of the Board
----------------------------
John A. Beitzel

         *                      Corporate Secretary and Director
----------------------------
Michael A. Cochran


         *                      Director
----------------------------
Vernon E. Mishler


         *                      Director
----------------------------
Joanne Limbach


         *                      Director
----------------------------
Cindy S. Knisely


*Pursuant to a Power of Attorney dated March 18, 1999 and filed as Exhibit 24.1 to the Registration Statement on Form SB-2 of Indian Village Bancorp, Inc. on March 18, 1999.

/s/ Marty R. Lindon             President, Chief Executive     April 17, 2000
----------------------------    Officer and Director
Marty R. Lindon